UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Express Scripts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPRESS SCRIPTS, INC.
13900 Riverport Drive
Maryland Heights, Missouri 63043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 26, 2004

      The 2004 Annual Meeting of Stockholders of EXPRESS SCRIPTS, INC., a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, 13900 Riverport Drive, Maryland Heights, Missouri 63043, on Wednesday, May 26, 2004, at 9:30 a.m. Central Time (the “meeting”), to consider and act upon the following matters:

1.	to elect ten (10) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to approve and ratify an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 181,000,000 shares to 275,000,000 shares;

3.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s current fiscal year; and

4.	to transact such other business as may properly come before the meeting or any adjournments thereof.

      Only stockholders of record at the close of business on March 31, 2004, are entitled to notice of and to vote at the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 13900 Riverport Drive, Maryland Heights, Missouri 63043. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope, or vote electronically via the Internet or telephone as described in greater detail in the proxy statement. Returning the enclosed proxy, or voting electronically or telephonically, will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Thomas M. Boudreau
Senior Vice President, General Counsel and Secretary

13900 Riverport Drive

Maryland Heights, Missouri 63043
April 16, 2004

      Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

PROXY STATEMENT
ABOUT THE MEETING
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
I. ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE
DIRECTORS’ COMPENSATION
REPORT OF THE COMPENSATION AND DEVELOPMENT COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
II. PROPOSAL TO APPROVE AND RATIFY AN AMENDMENT TO THE EXPRESS SCRIPTS, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK
III. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS
CODE OF ETHICS
OTHER MATTERS
ONLINE DELIVERY OF DOCUMENTS
HOUSEHOLDING OF PROXY MATERIALS
SOLICITATION OF PROXIES
EXHIBIT A

EXPRESS SCRIPTS, INC.
13900 Riverport Drive
Maryland Heights, Missouri 63043

2004 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Express Scripts, Inc., a Delaware corporation (the “Company”), to be voted at the 2004 Annual Meeting of Stockholders of the Company (the “annual meeting” or the “meeting”) and any adjournment or postponement of the meeting. The meeting will be held at the principal executive offices of the Company, 13900 Riverport Drive, Maryland Heights, Missouri 63043, on Wednesday, May 26, 2004, at 9:30 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. This proxy statement and the accompanying proxy will be first sent or given to stockholders on or about April 16, 2004.

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

      Because you were a stockholder of the Company as of March 31, 2004 (the “Record Date”) and are entitled to vote at the annual meeting, the Board of Directors is soliciting your proxy to vote at the meeting.

      This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first mailed to stockholders on or about April 16, 2004.

What Am I Voting On?

      You are voting on three items:

1. Election of directors (see page 6)

2. Approval and ratification of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 181,000,000 shares to 275,000,000 shares (see page 25)

3. Ratification of PricewaterhouseCoopers LLP as independent accountants for 2004 (see page 26)

How Do I Vote?

      Stockholders of Record: If you are a stockholder of record, there are four ways to vote:

•	by toll-free telephone at 1-800-PROXIES (1-800-776-9437)

•	by Internet at www.voteproxy.com

•	by completing and returning your proxy card

•	by written ballot at the meeting

      Street Name Holders: Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

      Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What Are the Voting Recommendations of the Board of Directors?

      The Board recommends the following votes:

1. FOR each of the nominees as directors

2. FOR approval and ratification of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 181,000,000 shares to 275,000,000 shares

3. FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2004

      Unless you give instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of the Board of Directors.

Will Any Other Matters Be Voted On?

      We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to Barrett A. Toan and George Paz to vote on such matters in their discretion.

Who Is Entitled to Vote at the Meeting?

      Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How Many Votes Do I Have?

      You will have one vote for every share of Express Scripts common stock you owned on the Record Date.

How Many Votes Can Be Cast by All Stockholders?

      79,852,193, consisting of one vote for each share of Express Scripts common stock outstanding on the Record Date. There is no cumulative voting.

How Many Votes Must Be Present to Hold the Meeting?

      The holders of a majority of the aggregate voting power of the Express Scripts’ common stock outstanding on the Record Date, or 39,926,097 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

      If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

      We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What Vote Is Required to Approve Each Proposal?

      In the election of directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

      For the proposal to approve and ratify the Amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 181,000,000 shares to 275,000,000 shares, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting will be required for approval. Accordingly, abstentions and broker non-votes will have the effect of votes against this proposal.

      For the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to this proposal will not be voted, although it will be counted for the purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Can I Change My Vote?

      Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

How Can I Access Express Scripts’ Proxy Materials and Annual Report Electronically?

      This proxy statement and the 2003 annual report are available in the Investor Relations section of the Company’s website, which can be accessed from our homepage at http://www.express-scripts.com by selecting “About Us” followed by “Investor Relations.” Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail by registering at our website. By electing to receive these materials electronically, you can save the Company the cost of producing and mailing these documents.

Who Can Attend the Annual Meeting?

      Any Express Scripts stockholder as of March 31, 2004 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

      If you return a proxy card without indicating your vote, your shares will be voted as follows: (i) for the nominees for director named in this proxy statement; (ii) for approval and ratification of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 181,000,000 shares to 275,000,000 shares; (iii) for ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2004; and (iv) in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment of the meeting.

VOTING SECURITIES

      On the Record Date there were 79,852,193 outstanding shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”). Unless otherwise provided, all references to shares of Common Stock in this proxy statement have been adjusted to reflect the two-for-one stock split effective June 22, 2001, in the form of a stock dividend of one share for each outstanding share to holders of record on June 8, 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains certain information regarding the beneficial ownership of the Company’s Common Stock as of March 1, 2004 (unless otherwise noted) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each current or former executive officer of the Company named in the Summary Compensation Table on page 17 (the “Named Officers”), and (iv) all current executive officers and directors of the Company as a group. The table includes shares that may be acquired on March 1, 2004 or within 60 days of March 1, 2004 upon the exercise of stock options by employees or outside directors. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns.

	Shares Beneficially Owned

		Percent of
Name and Address	Number	Class(1)

Barrett A. Toan(2)	747,714	*
Gary G. Benanav(3)	22,000	*
Frank J. Borelli(4)	77,520	*
Nicholas J. LaHowchic(5)	10,334	*
Thomas P. Mac Mahon(6)	13,834	*
John O. Parker, Jr.(7)	11,334	*
George Paz(8)	177,024	*
Samuel K. Skinner(9)	0	*
Seymour Sternberg(10)	27,000	*
Howard L. Waltman(11)	78,000	*
Norman Zachary(12)	42,000	*
David A. Lowenberg(13)	111,349	*
Stuart L. Bascomb(14)	85,460	*
Linda Logsdon(15)	46,128	*
Barbara Hill(16)	0	*
Directors and Executive Officers as a Group (20 persons)(17)	1,614,834	2.02%
New York Life Insurance Company; NYLIFE, LLC (18)(19)(20)	12,000,230	15.03%
Capital Research and Management Company (21) (22)	15,617,100	19.56%

  *  Indicates less than 1%

(1)	Percentages based on 79,846,512 shares of Common Stock issued and outstanding on March 1, 2004.

(2)	Consists of options for 552,267 shares granted under the Company’s Amended and Restated 1992 and 1994 Stock Option Plans, and its 2000 Long Term Incentive Plan (collectively, the “Employee Stock Option Plans”) (See “Executive Compensation — Employment Agreements” for a description of the terms of his employment agreement with the Company governing his options), 72,783 shares owned by Mr. Toan, 120,000 restricted shares awarded under the 2000 Long Term Incentive Plan (the “2000 LTIP”), and 2,664 phantom shares representing fully-vested investments in the Company Stock Fund under the Company’s Executive Deferred Compensation Plan (the “EDCP”). Excluded are 26,142 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(3)	Consists of options for 20,000 shares granted under the 2000 LTIP and 2,000 shares owned by Mr. Benanav.

(4)	Consists of options for 76,800 shares granted under the Amended and Restated 1992 Stock Option Plan for Outside Directors (the “Outside Directors Plan”) and 720 shares held in trusts for family members.

(5)	Consists of options for 10,334 shares granted under the 2000 LTIP.

(6)	Consists of options for 11,334 shares granted under the 2000 LTIP, and 2,500 shares owned by Mr. Mac Mahon.

(7)	Consists of options for 11,334 shares granted under the 2000 LTIP.

(8)	Consists of options for 121,234 shares granted under the Employee Stock Option Plans, 25,214 shares owned by Mr. Paz, 26,355 restricted shares awarded under the 2000 LTIP, and 4,221 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 2,014 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(9)	Mr. Skinner has received options to purchase 4,500 shares, granted under the 2000 LTIP, none of which have vested.

(10)	Consists of options for 20,000 shares granted under the 2000 LTIP, and 7,000 shares owned by Mr. Sternberg, but excludes 720 shares held by Mr. Sternberg’s son as to which shares Mr. Sternberg disclaims beneficial ownership.

(11)	Consists of options for 76,000 shares granted under the Outside Directors Plan, and 2,000 shares owned by Mr. Waltman.

(12)	Consists of options for 35,000 shares granted under the Outside Directors Plan, 3,500 shares held in a trust established by Mr. Zachary, and 3,500 shares held in a trust established by Mr. Zachary’s spouse.

(13)	Consists of options for 71,338 shares granted under the Employee Stock Option Plans, 26,823 shares owned by Mr. Lowenberg, 8,000 restricted shares awarded under the 2000 LTIP, and 5,188 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 350 shares held by Mr. Lowenberg’s minor children, as to which Mr. Lowenberg disclaims beneficial ownership, and 701 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(14)	Consists of options for 42,934 shares granted under the Employee Stock Option Plans, 8,173 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP, and 34,353 shares owned by Mr. Bascomb, of which 6,600 shares are held as co-trustee (with shared voting and dispositive power) of a trust for the benefit of his mother. Mr. Bascomb retired as an officer and director in December 2003.

(15)	Consists of 46,128 shares owned by Ms. Logsdon. Ms. Logsdon retired as an officer in December 2003.

(16)	Ms. Hill ceased to be an officer of the Company in October 2003.

(17)	Consists of options for 1,180,108 shares granted under the Outside Directors Plan and the Employee Stock Option Plans, 191,826 shares owned by directors and officers as a group, 227,069 restricted shares awarded under the 2000 LTIP, and 15,831 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 32,592 phantom shares representing unvested investments in the Company Stock Fund under the EDCP. Mr. Bascomb, Ms. Logsdon and Ms. Hill are not included in this group.

(18)	The address for New York Life Insurance Company (“New York Life”) and NYLIFE, LLC (“NYLife”) is 51 Madison Avenue, New York, NY 10010.

(19)	The information with respect to the beneficial ownership of these shares as of December 31, 2003 has been obtained from a copy of an Amendment No. 5 to Schedule 13G filed February 13, 2004. Such filing reports that the beneficial owner shares voting power with respect to all of the shares reported, but has sole dispositive power as to all of the shares reported. As of December 31, 2003, New York Life was the beneficial owner of 7,500,230 of the shares, and NYLife was the beneficial owner of 4,500,000 of the shares. Because New York Life owns the entire limited liability company interest of NYLife, it may, as a result, be deemed to be the beneficial owner of the shares held by NYLife. As described further in “Certain Relationships and Related Party Transactions — Relationship with New York Life” beginning on page 23, in August 2001 NYLife entered into a ten-year forward sale contract with respect to 4,500,000 shares of Common Stock, and, in April 2003 New York Life entered into a five-year forward sale contract with respect to 5,500,000 shares of Common Stock. Absent the occurrence of certain accelerating events, New York Life or NYLife, as applicable, retains the right to vote the shares subject to such forward sale contracts, but is subject to restrictions on the transfer of such shares.

(20)	Messrs. Benanav and Sternberg, directors of the Company, are also directors and/or held various executive positions with New York Life and/or NYLife, as described herein. They disclaim beneficial ownership of the Company’s Common Stock owned by NYLife or New York Life.

(21)	The address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071.

(22)	This information is based on an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004 by Capital Research and Management Company (“CRMC”) on behalf of itself and The Growth Fund of America (“GFA”) with respect to the shares which indicated that CRMC has sole dispositive power with respect to 10,907,100 shares with respect to all of which CRMC disclaims beneficial ownership, and GFA has sole voting power with respect to 4,710,000 shares. GFA is an investment company which is advised by CRMC.

Equity Compensation Plans

      The following table summarizes information as of December 31, 2003 relating to the Company’s equity compensation plans under which equity securities are authorized for issuance.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to Be Issued Upon	Weighted Average of	Compensation Plans
	Exercise of	Outstanding	(excluding securities
	Outstanding Options,	Options, Warrants,	reflected in
	Warrants and Rights	Rights	column (a))

Plan Category	(a)	(b)	(c)

Equity Compensation Plans approved by security holders	4,111,858 (3)	$35.98 (4)	4,649,430	(1)(2)
Equity Compensation plans not approved by security holders	0		—

Total	4,111,858 (3)	$35.98 (4)	4,649,430	(1)(2)

(1)	The number of shares available for distribution under the 2000 LTIP automatically increased by 1,400,000 shares on January 1, 2004. The number of shares available for distribution under the 2000 LTIP is also increased by any shares made available as a result of forfeitures of awards made under the Company’s Amended and Restated 1992 Stock Option Plan, Amended and Restated 1994 Stock Option Plan or Amended and Restated 1992 Stock Option Plan for Outside Directors.

(2)	Includes 3,732,130 shares remaining available for future issuance under the 2000 LTIP. The 2000 LTIP provides for the issuance of restricted stock awards and a portion of these remaining shares will likely be issued as restricted stock awards.

(3)	Includes shares which were issued under the Employee Stock Purchase Plan for the month of January 2004. Does not include restricted stock awarded.

(4)	Shares allocated to the Executive Deferred Compensation Plan and shares which were issued for the month of January 2004 under the Employee Stock Purchase Plan are not included in the weighted average computation.

I. ELECTION OF DIRECTORS

      The current term of office of all of the Company’s directors expires at the meeting. The Corporate Governance Committee of the Board has nominated ten (10) of the Company’s current directors to be re-elected to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Norman Zachary is retiring from the Board upon expiration of his current term, but will continue to serve as a non-voting emeritus member of the Board. Mr. Zachary’s retirement will result in one vacancy on the Board. The Corporate Governance Committee of the Board is currently in the process of identifying a candidate to fill this vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees named below. Unless otherwise specified, all proxies will be voted in favor of the ten nominees listed below for election as directors of the Company.

      The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or for good cause will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the meeting. The Board of Directors has determined that, in its judgment, with the exception of Messrs. Toan and Paz, who are also executive officers of the Company, all of the members of the Board of Directors are independent, as defined by the listing standards of The Nasdaq Stock Market, as of the date of this Proxy Statement.

      The Company and New York Life Insurance Company are parties to a Stockholder and Registration Rights Agreement which, among other things, requires New York Life and its subsidiaries to vote their shares for election of the ten nominees, and gives New York Life the right to nominate one candidate for election to the Board, each subject to certain conditions as described in “Certain Relationships and Related Party Transactions — Relationship with New York Life — Stockholder and Registration Rights Agreement” beginning on page 24. Mr. Sternberg has been nominated by

New York Life. Mr. Benanav has been nominated by the Company; previously, when New York Life was entitled to nominate two directors it had nominated both Mr. Sternberg and Mr. Benanav.

      The following information is furnished as of March 1, 2004, for each of the nominees for the Board of Directors:

Name, Position and Principal Occupation

      Gary G. Benanav, 58, was elected a director of the Company in January 2000. Mr. Benanav has been Vice Chairman and Executive Officer New York Life Insurance Company, a life insurance and financial services company, since November 1999. He was Executive Vice President of New York Life from December 1997 until November 1999. He is also a director of New York Life and Barnes Group, Inc.

      Frank J. Borelli, 68, was elected a director of the Company in January 2000. Mr. Borelli has been Senior Advisor of Marsh & McLennan Companies (“M&MC”), a global professional services firm, since retiring in January 2001. Mr. Borelli was Senior Vice President and a director of M&MC from October 1984 until January 2001, and was also Chief Financial Officer of M&MC from October 1984 until January 2000. Mr. Borelli is also a director of The Interpublic Group of Companies Inc.

      Nicholas J. LaHowchic, 56, was elected a director of the Company in July 2001. Mr. LaHowchic has been President and Chief Executive Officer of Limited Logistics Services, Inc. (“LLS”) since October 1997. LLS provides supply chain, compliance and procurement services to retailers including its parent, Limited Brands, Inc.

      Thomas P. Mac Mahon, 57, was elected a director of the Company in March 2001. Mr. Mac Mahon has served as President and Chief Executive Officer and a member of the Executive and Management Committees of Laboratory Corporation of America Holdings (“LabCorp”), the second largest independent clinical laboratory company in the U.S., since January 1997. Mr. Mac Mahon has been a director of LabCorp since April 1995, serving as Chairman of the Board since April 1996.

      John O. Parker, Jr., 59, was elected a director of the Company in July 2001. Mr. Parker has served as a Venture Partner with Rho Ventures LLC, a venture capital firm, since January 2002. Mr. Parker was a General Partner of Care Capital, LLC, a venture capital firm, from October 2000 to December 2001, and was Senior Vice President and Director of Information Resources of Smithkline Beecham Corporation from November 1991 to September 2000.

      George Paz, 48, was elected a director of the Company in January 2004 in order to fill a vacancy on the Board. Mr. Paz was elected President of the Company in October 2003. Mr. Paz joined the Company and was elected Senior Vice President and Chief Financial Officer in January 1998. Mr. Paz has continued to serve as the Company’s Chief Financial Officer of the Company following his election to the office of President until his successor joined the Company in April 2004.

      Samuel K. Skinner, 65, was elected a director of the Company in February 2004 to fill a vacancy on the Board. Mr. Skinner served as President, Chief Executive Officer and a director of USF Corporation (formerly USFreightways Corporation) (“USF”), a transportation, freight forwarding and supply chain management company from 2000 until his retirement in 2003. Mr. Skinner was also Chairman of the Board of USF from 2001 until his retirement. From October 1998 through 2000, Mr. Skinner served as Capital Partner & Co-Chairman of Hopkins & Sutter, a Chicago-based law firm. Mr. Skinner is also a director of Navigant Consulting, Inc., Midwest Air Group, Inc., Click Commerce, Inc., DiamondCluster International, Inc., Dade Behring Holdings, Inc., and APAC Customer Service, Inc. Mr. Skinner was recommended as a potential director by the Corporate Governance Committee with the assistance of Spencer Stuart, an outside director search firm.

      Seymour Sternberg, 60, was elected a director of the Company in March 1992. Mr. Sternberg currently is the Chairman and Chief Executive Officer of New York Life Insurance Company, a life insurance and financial services company, and has served in this capacity since April 1997. From October 1995 until October 2002, he was the President of New York Life, and from October 1995 until March 1997 he also held the position of Chief Operating Officer of New York Life. Mr. Sternberg is also a director/manager of various New York Life subsidiaries.

      Barrett A. Toan, 56, was elected Chairman of the Board of the Company in November 2000, Chief Executive Officer in March 1992, and a director in October 1990. Mr. Toan has been an executive employee of the Company since May 1989 and served as President of the Company from October 1990 to April 2002. Mr. Toan is also an officer and director of several of the Company’s subsidiaries. Pursuant to Mr. Toan’s employment agreement, failure of the stockholders to elect Mr. Toan to the Board of Directors would entitle Mr. Toan to terminate his employment for “Good Reason” (as defined in the agreement). See “Executive Compensation — Employment Agreements” beginning on page 19. Mr. Toan is also a director of Sigma-Aldrich Corporation, a specialty chemical company.

      Howard L. Waltman, 71, has been a director of the Company since its inception in September 1986, and served as Chairman of the Board of the Company from March 1992 until November 2000.

      Director Emeritus, Norman Zachary, 77, is retiring from the Company’s Board of Directors at the end of his current term which expires on the date of the meeting, and will serve as a non-voting Director Emeritus thereafter at the discretion of the Board. Mr. Zachary was elected a director of the Company in March 1992.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Company’s Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.

      During 2002 and 2003, the Board conducted a comprehensive review of the Company’s corporate governance structure, and adopted revised versions of the Company’s Corporate Governance Guidelines as well as the Charters for each of the Board’s committees. Copies of the Guidelines and Charters can be found in the Corporate Governance page on the Company’s Investor Relations website at www.express-scripts.com/other/investor (information on our website does not constitute part of this proxy statement).

      There are four committees of the Board of Directors: the Audit Committee, the Compensation and Development Committee, the Corporate Governance Committee, and the Compliance Committee which was established in December 2003. Each committee is composed entirely of directors deemed to be, in the judgment of the Board, independent in accordance with Nasdaq listing standards. The Board of Directors met eight times in 2003. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2003, with the exception of Mr. Mac Mahon. While the Company does not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, the Company encourages all directors to attend. All of the Company’s directors were present at the 2003 Annual Meeting. The following table lists the members, primary functions and number of meetings held for each of the Committees:

		Meetings
Members	Principal Functions	in 2003

Audit Committee Frank J. Borelli (Chair)* Thomas P. Mac Mahon Norman Zachary * Mr. Borelli has been determined by the Board to be an audit committee financial expert, as defined under applicable SEC rules	• Assist the Board in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with securities laws, including financial and disclosure requirements; (iii) the Company’s system of internal controls and the performance of the Company’s internal audit function; and (iv) the qualifications, independence and performance of the Company’s independent accountants.

• Select, retain and oversee the Company’s independent accountants.

• Review the Company’s annual and interim financial statements.

	• Establish procedures for the receipt and handling of complaints regarding accounting, internal accounting controls or auditing matters.	11

		Meetings
Members	Principal Functions	in 2003
Compensation & Development Committee Gary G. Benanav (Chair) Nicholas J. LaHowchic Howard L. Waltman	• Review and approve the Company’s stated compensation strategy. • Review annually the performance of the Company’s Chief Executive Officer. • Review and approve compensation, and set performance criteria for compensation programs, for all senior executives of the Company. • Review and make recommendations to the Corporate Governance Committee regarding compensation of Directors. • Approve forms of employment agreements for senior executives of the Company. • Approve and oversee the administration of the Company’s employee benefit plans and incentive compensation programs.	5

Compliance Committee Nicholas J. LaHowchic (Chair) Seymour Sternberg John O. Parker, Jr. Samuel K. Skinner	• Review and make recommendations to the Board addressing the Company’s legal and regulatory compliance practices generally (excluding SEC and financial reporting matters).

• Review the Company’s Corporate Code of Conduct at least annually and make recommendations to the Board with respect to changes to the Code of Conduct.

• Meet regularly with management of the Company to assess the Company’s compliance policies and procedures.

	• Review and approve a Code of Business Conduct and Ethics, and oversee implementation by management of procedures intended to ensure compliance with such Code.	1 (formed December 2003)

Corporate Governance Committee Howard L. Waltman (Chair) Frank J. Borelli John O. Parker, Jr. Seymour Sternberg	• Establish criteria for membership of the Company’s Board of Directors and its committees.

• Select and nominate candidates for election or reelection as directors at the Company’s annual stockholders’ meeting.

• Consider stockholder recommendations for and nominations of candidates for election as directors.

• Recommend candidates to fill any vacancies on the Board of Directors.

• Review and make recommendations to the Board regarding the Company’s Corporate Governance Guidelines and the nature and duties of the committees of the Board.

• Approve and make adjustments to the Company’s policies regarding compensation of Directors.

	• Develop and recommend to the Board a code of conduct and ethics and consider requests for waivers from such code.	8

Selection of Nominees for the Board of Directors

      The Corporate Governance Committee is responsible for evaluating potential candidates to serve on the Company’s Board of Directors, and for selecting nominees to be presented for election to the Board at the Company’s annual meeting of stockholders. In evaluating potential director candidates, the Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time.

Among the factors considered by the Corporate Governance Committee in considering a potential nominee are the following:

•	the nominee’s independence;

•	the nominee’s relevant professional skills and depth of business experience;

•	the nominee’s character, judgment, and personal and professional integrity;

•	the nominee’s ability to read and understand corporate financial statements;

•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board;

•	the nominee’s qualifications for membership on certain committees of the Board;

•	any potential conflicts of interest involving the nominee; and

•	the make up and diversity of the Company’s existing Board.

      In identifying potential candidates for the Board, the Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the Board. In the past, the Corporate Governance Committee has engaged the firm of Spencer Stuart to assist with director searches, including the search which resulted in the identification of Mr. Skinner. The Corporate Governance Committee will also consider candidates recommended by stockholders.

      Any stockholder wishing to recommend a candidate for consideration by the Corporate Governance Committee to become nominees for election to the Board may do so by submitting a written recommendation to the committee in accordance with the Company’s procedures for the submission of “Stockholder Proposals,” as set out in the Company’s Bylaws (See “Stockholder Proposals” beginning on page 27). For a nominee to be considered, the following information must be submitted in accordance with the required procedures: (i) the name, age, business and residence addresses, principal occupation or employment of both the nominee and the recommending stockholder; (ii) the nominee’s general biographical information, including the identification of any other boards on which the nominee serves; (iii) with respect to the Common Stock, the current ownership information and trading history over the preceding 24 months for both the nominee and the recommending stockholder; (iv) a description of any transactions or relationships between the nominee and/or the recommending stockholder on one hand, and the Company or its management on the other hand; (v) a description of any material proceedings to which the nominee or the recommending stockholder, or either of their associates or affiliates, is a party that are adverse to the Company; (vi) a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made; and (vii) any other information relating to the nominee or the recommending stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. The request for nomination must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. The Company’s Corporate Secretary will review all such stockholder recommendations, and will forward those that comply with the above-described requirements to the Corporate Governance Committee for evaluation and consideration.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of Express Scripts, Inc. (the “Committee”) is composed of three directors who, in the judgment of the Board of Directors, meet the independence requirements of the National Association of Securities Dealers listing standards. Since 1992 the Committee has operated under a Charter adopted by the Board of Directors. The Charter, as amended, is attached to this proxy statement as Exhibit A. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

      The Committee submits the following report pursuant to the Securities and Exchange Commission rules:

•	The Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, the audited and consolidated financial statements of the Company for the year ended December 31, 2003 (the “Financial Statements”).

•	PwC has advised the management of the Company and the Committee that it has discussed with them all the matters required to be discussed by Statement of Accounting Standards 61, as modified, which include among other items, matters related to the conduct of the audit of the Financial Statements.

•	The Committee has received from PwC the written disclosures and the letter required by Independent Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company and its related entities) and has discussed PwC’s independence with them.

•	Based upon the aforementioned review, discussions and representations of PwC, and the unqualified audit opinion presented by PwC on the Financial Statements, the Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K.

Respectfully submitted,

Frank Borelli, Chairman
Thomas P. Mac Mahon
Norman Zachary

DIRECTORS’ COMPENSATION

      Directors of the Company who are employed by the Company or its subsidiaries do not receive compensation for serving as directors. As of January 1, 2003, directors who were not employees of the Company, or its subsidiaries, were entitled to receive an annual retainer of $15,000 for Committee Chairpersons and $10,000 for the other non-employee directors, as well as a meeting fee of $1,500 for each meeting attended in person, and $500 for each telephonic meeting. In May 2003, following a survey of director compensation levels at companies believed to be similarly situated, the Corporate Governance Committee approved an increase in compensation for the Company’s non-employee directors. Under the new policy, eligible directors are entitled to receive an annual retainer of $30,000 for Committee Chairpersons and $25,000 for the other non-employee directors, as well as a meeting fee of $2,000 for each meeting attended in person, and $1,000 for each telephonic meeting. The new compensation policy became effective in May 2003, and annual retainers for 2003 were adjusted on a pro rata basis to reflect the increase for the remainder of the year. The increase in cash compensation was accompanied by a decrease in stock compensation as described below. The Company also reimburses non-employee directors for out-of-pocket expenses incurred in connection with attending Board and Committee meetings.

      Under the Express Scripts, Inc. 2000 Long-Term Incentive Plan, as amended (the “2000 LTIP”), each non-employee director who was first elected or appointed as a non-employee director after May 23, 2001 received (i) an option to purchase 6,000 shares of the Company’s Common Stock on the date of the first Board of Directors meeting he or she attended as a non-employee director, and a like grant on each anniversary of such date, and (ii) an option to acquire 8,000 shares of the Company’s Common Stock on the date of the first Board of Directors meeting he or she attended as a non-employee director, and a like grant each third year thereafter. As part of the change in the Company’s non-employee director compensation policy approved in May 2003, the equity component was reduced such that each non-employee director who is first elected or appointed as a non-employee director after May 23, 2001 receives an option to purchase 14,000 shares of the Company’s Common Stock on the date of the first Board of Directors meeting he or she attends as a non-employee director, and an option to acquire 6,000 shares of the Company’s Common Stock on each anniversary of such date. The director compensation policy has been further amended as of February 2004.

      Non-employee directors who were first elected or appointed prior to May 23, 2001 received option grants under the Outside Directors Plan and did not initially receive grants under the 2000 LTIP. These directors will become eligible to receive annual grants of an option to acquire 6,000 shares of the Company’s Common Stock under the 2000 LTIP beginning in 2004.

      All of the options granted to the non-employee directors under the 2000 LTIP have a purchase price of 100% of the fair market value of the shares on the date they are granted, and a seven-year term. These options vest at the rate of one-

third each year and terminate immediately at such time as the individual ceases to be a non-employee director for any reason other than death or disability or change in control (as defined in the 2000 LTIP) of the Company, provided that if the non-employee director is 65 or older at the time of such cessation, any unexercisable portion terminates immediately, and any exercisable portion terminates three months after such cessation. If the optionee ceases to be a non-employee director because of death or disability, all options are immediately exercisable and terminate three months after such cessation. In the event of a change in control (as defined in the 2000 LTIP) of the Company, the options fully vest.

REPORT OF THE COMPENSATION AND DEVELOPMENT COMMITTEE

ON EXECUTIVE COMPENSATION

      The Compensation and Development Committee of the Board of Directors (the “Committee”) administers the Company’s compensation plans, including the Company’s Long-Term Incentive Plan and its Executive Deferred Compensation Plan. The Committee’s overall recommendations regarding compensation are subject to approval of the Board of Directors.

Compensation Plan

      The Company’s general compensation policy for its executive officers, including the Chief Executive Officer (“CEO”), is to provide short-term compensation consisting of two components, a fixed base salary and a cash bonus that is awarded based upon achievement of specific short-term financial and non-financial objectives for the executive and the Company, and long-term compensation consisting of a mix of equity-based programs, primarily options to purchase the Company’s stock and grants of restricted stock. The option and restricted stock awards are based upon the Committee’s judgment as to the relative contribution of each executive to the long-term success of the Company. The Company has adopted a non-qualified deferred compensation plan for executives and has entered into employment agreements with certain key executives.

      The CEO consults with the Committee regarding the compensation of the Company’s senior executives. The Committee reviews executive compensation at least on an annual basis. The Company’s policy is to combine short-term compensation, long-term incentive compensation and other components of the compensation package for executives to create a total compensation package that is approximately at the median compensation level for executive officers of similarly sized companies in comparable businesses if the Company achieves its base work plan and financial objectives, and that can be at as much as the 75th percentile of such compensation level if the Company achieves its “stretch” financial and work plan goals.

      During 2003, the Company engaged a nationally recognized consulting firm to review compensation levels for the Company’s executive officers. The study was based on a group of companies in health care and technology intensive businesses judged to be comparable to the Company, together with other companies with high-growth characteristics determined to be similar to those of the Company (the “Comparable Companies”). These companies included companies different from those in the peer group index in the Company’s performance graph. The consultant compared total compensation for the Company’s executive officers, including its CEO, against the total compensation received by executives in comparable positions at the Comparable Companies. After reviewing the consultant’s report, the Committee determined that, in its judgment, compensation for the Company’s senior executives was generally in line with compensation at the Comparable Companies.

      The Committee continues to evaluate the impact of Section 162(m) of the Internal Revenue Code on the deductibility of executive officer compensation. The Committee endeavors to maximize the deductibility of compensation to the extent practicable while maintaining competitive compensation.

Components of Executive Compensation

      Base Salary: The Committee determines the salary ranges for each executive officer position in the Company based upon the level and scope of responsibilities of the position and the pay levels of similarly positioned executive officers in companies deemed comparable by the Committee. The CEO’s evaluation of the level of responsibility of each position (other than his own) and the performance of each other executive officer is of paramount importance when base salary is determined.

      Annual Bonus Compensation: Each executive officer has a base bonus target which is stated as a percentage of the executive officer’s base salary. These bonus target percentages range from 50% to 100%. For any bonus amount to be paid, the Company must meet an annual financial goal which is based on budgeted EBITDA (earnings before interest, taxes, depreciation and amortization). If the corporate financial target is not met, then the corporate bonus pool is reduced to the extent necessary to enable the Company to meet its target.

      If the Company has met its annual financial goal, then actual bonus awards for executive officers are determined based on the executive officers’ respective bonus targets and an evaluation by the Committee (and in the case of senior executives also by the CEO) of the extent to which departmental and personal work plan goals were achieved. In addition, if the Company meets certain “stretch” financial and work plan targets, bonus targets may be increased by up to an additional 100%. The Committee reviews and approves the annual financial targets and the stretch work plan goals.

      In determining the extent of the achievement of departmental work plan goals, the Committee and the CEO evaluate the executive’s individual contribution to his or her departmental work plan and the extent to which the departmental work plan goals have been achieved. The departmental work plan goals are determined based upon the departmental function, and include such items as development and marketing of new products and programs within a specified time frame, systems enhancements to support new products and programs, improvements in mail service pharmacy processing costs and enhancements in the provider networks. In 2003, the Company did not achieve its “stretch” financial and work plan goals, and, accordingly, there was no enhancement of bonuses awarded to executive officers.

      For 2003, actual aggregate bonuses paid to current executive officers, including the CEO, represented approximately 35% of the salaries and bonuses paid to these officers, compared to 52% for 2002. Actual aggregate bonuses paid to all current executive officers who received bonuses for 2003 represented approximately 85% of the total bonuses targets for these executive officers and approximately 13% of the total bonus amounts paid to all employees for 2003, compared to 175% and 17%, respectively, in 2002.

      For 2004, the Company will continue its “stretch” bonus program, which the Company and the Committee believe will continue to be a key factor in the Company’s continued financial success.

      Long Term Incentive Compensation: Long-term incentive compensation is provided in the form of grants of either stock options or restricted stock. These equity awards are designed to align the executive’s compensation more directly with stockholder value by linking a substantial portion of the executive’s compensation to the performance of the Company’s stock. Long-term compensation also is designed to encourage executives to make career commitments to the Company.

      The Company has adopted the 2000 Long-Term Incentive Plan (the “2000 LTIP”). The 2000 LTIP superseded the Company’s 1992 and 1994 Employee Stock Option Plans and the Company’s 1992 Stock Option Plan for Outside Directors (the “Prior Plans”). The Prior Plans provided only for the issuance of stock options. The Committee believed it was important that the Company adopt a long-term incentive plan permitting the issuance of other forms of equity-based compensation in order to create a better overall mix of equity compensation elements.

      Each executive officer receives an option grant upon employment with the Company (or upon promotion to senior executive status), and typically receives an annual grant of additional stock options thereafter. In 2003 each executive officer also received a grant of restricted stock. The restrictions prohibit sale or transfer of the restricted stock for a period of five years for one-half of the shares and ten years for the remainder. These restrictions would lapse sooner, however, based on the Company meeting certain financial targets for the years 2003, 2004 and 2005. The restricted stock grants made in 2003 were in amounts intended to approximate the number of shares of restricted stock that would be awarded over a period of three years under a hypothetical annual restricted stock grant program that would be supplemental to the Company’s annual option grant program.

      The size of an executive’s equity compensation awards are based upon the CEO’s and the Committee’s evaluation of the contribution that the executive officer is expected to make to overall growth and profitability of the Company during the vesting period of the options. The Committee also considers long-term incentive compensation levels at the Comparable Companies. The actual number of options granted is determined utilizing the modified Black-Scholes methodology for valuing options.

      Stock options are granted with an exercise price equal to not less than the market value of the underlying shares on the date of grant and constitute compensation only if the Company’s stock price increases thereafter. The Committee has discretion to determine the vesting schedule for each option grant and generally makes grants that become exercisable in equal amounts over three years. Except in the cases of retirement, disability or death, in general, executives must be employed by the Company at the time of vesting in order to exercise their options. Reference is made to the text of the 2000 LTIP for detailed information on the terms of the plan.

      The Company does not currently expense the compensation element associated with its employee stock options. However, in the footnotes to the Company’s financial statements the Company discloses the effect that fully expensing stock options would have on the Company’s financial statements. The Company expenses the compensation represented by its restricted stock awards.

      Deferred Compensation Plan: The Company has adopted the Express Scripts, Inc. Executive Deferred Compensation Plan (the “EDCP”), which also serves as a supplemental retirement plan for senior executives. The EDCP provides eligible senior and vice-president-level executive employees of the Company and its subsidiaries the opportunity to (i) defer the receipt and taxation of up to 50% of the employee’s annual base salary and 100% of his or her annual bonus, and (ii) receive certain contributions from the Company. Amounts deferred by participants and Company contributions are assumed to have been invested in one or more of a number of publicly available mutual funds and a Company Common Stock fund, and the returns that the Company will pay on the participants’ accounts are equal to the gain or loss on such hypothetical market investments. The Committee believes, therefore, that the Company has not promised to pay an above-market return on any participant’s account. Other than the EDCP and the Company’s 401(k) Plan, the Company does not make available a pension or other retirement plan to its executive officers.

      The Company’s annual contribution to the EDCP for senior executives for 2003 was equal to six percent (6%) of each participating executive’s cash compensation during the year. The purpose of the EDCP is to provide key executives with more competitive retirement and capital accumulation benefits, to retain and provide incentive to the Company’s key executives, and to increase the Company’s ability to attract mid-career executives to senior executive positions with the Company. Any compensation deferred under the EDCP would not be included in the $1,000,000 limit provided for under Section 162(m) of the Internal Revenue Code until the year in which distributions from the EDCP are actually made to the participants.

Executive Officer Employment Agreements

      The Company has entered into long-term employment agreements with certain key executives of the Company. See “Executive Compensation — Employment Agreements — Employment Agreements with Other Executive Officers” beginning on page 21 for additional information.

The Chief Executive Officer’s Compensation

      The Committee evaluates the performance of the CEO for purposes of recommending to the Board his annual base pay adjustment and annual bonus award. The Committee also determines his annual long-term incentive award. The factors considered in evaluating the CEO’s salary in 2003 related to the overall performance of the Company, particularly the increase in revenues, net income and earnings per share, which were evaluated by the Committee.

      Under his employment agreement with the Company, during 2003 the CEO could earn an annual bonus of up to 100% of his base salary for 2003 based upon achievement of performance objectives set by the Board upon recommendation of the Committee, plus up to an additional 100% based upon the achievement of “stretch” goals. Mr. Toan’s bonus award for 2003 performance, which was equal to 85% of his base salary, was recommended by the Committee based upon the Company’s attainment of its profitability goals and for the overall performance of the 2003 non-financial corporate work plan objectives.

      See “Executive Compensation — Employment Agreements — Employment Agreement with Mr. Toan” beginning on page 19 for additional information regarding the CEO’s employment agreement.

March 31, 2004

COMPENSATION AND DEVELOPMENT COMMITTEE

Gary Benanav, Chairman
Nicholas LaHowchic
Howard Waltman

      The Report of the Audit Committee, the Report of the Compensation and Development Committee on Executive Compensation and the performance graph below will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the

Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation and Development Committee is comprised of Gary Benanav (Chair), Nicholas LaHowchic and Howard Waltman, none of whom are employees or current or former officers of the Company, nor had any relationship with the Company required to be disclosed under “Certain Relationships and Related Transactions.”

PERFORMANCE GRAPH

      The following performance graph compares the cumulative total stockholder return of the Company’s Common Stock, commencing December 31, 1998, with the cumulative total return on the Standard & Poor’s Health Care 500 Index and the Standard & Poor’s 500 Index, to the end of 2003. These indices are included only for comparative purposes as required by Securities and Exchange Commission rules and do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of the Common Stock. They are not intended to forecast possible future performance of the Common Stock.

Total Return to Shareholders

(Dividends reinvested monthly)

INDEXED RETURNS

Years Ending

	Base
	Period
Company/Index	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02	Dec 03

EXPRESS SCRIPTS, INC	100	95.35	152.32	139.33	143.15	197.94

S & P 500 INDEX	100	119.53	107.41	93.40	71.57	90.46

S & P 500 - HEALTH CARE	100	88.36	119.76	104.26	83.44	94.54

EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation for all services rendered in all capacities to the Company for the fiscal years ended December 31, 2003, 2002 and 2001, by the Named Officers:

Summary Compensation Table

						Long-Term
						Compensation

		Annual Compensation				Restricted		Securities
						Stock		Underlying		All Other
Name and Principal Position	Year	Salary($)		Bonus($)		Awards($)		Options(#)		Compensation($)

Barrett A. Toan	2003	750,000	(1)	637,500	(1)	1,287,200	(2)	—		131,210	(5)
Chairman, Chief Executive Officer	2002	750,000	(1)	1,303,500	(1)	—		42,800	(3)	138,800	(6)
and Director	2001	696,152	(1)	1,430,000	(1)	—		60,000	(4)	118,769	(7)
Stuart L. Bascomb(8)	2003	318,462		181,815	(9)	450,520	(10)	—		8,000	(13)
Former Executive Vice President	2002	345,000		364,432	(9)	—		10,400	(3)	51,260	(14)
and Director	2001	339,520		376,000	(9)	697,125	(11)	44,800	(12)	50,714	(15)
David A. Lowenberg	2003	400,000		205,000	(9)	514,880	(16)	—		60,278	(19)
Chief Operating Officer	2002	400,000		471,308	(9)	—		13,750	(3)	60,080	(20)
	2001	302,923		468,000	(9)	836,550	(17)	51,500	(18)	54,567	(21)
George Paz	2003	372,307		230,225	(9)	450,520	(22)	—		203,019	(24)
President, Chief Financial Officer	2002	340,000		368,320	(9)	—		11,100	(3)	201,332	(25)
and Director	2001	333,217		382,200	(9)	697,125	(11)	44,500	(23)	49,587	(26)
Linda Logsdon(8)	2003	310,000		154,380	(9)	450,520	(27)	—		8,000	(13)
Former Executive Vice President	2002	310,000		324,989	(9)	—		10,300	(3)	46,184	(30)
	2001	302,923		326,400	(9)	516,337	(28)	37,200	(29)	42,332	(31)
Barbara B. Hill(8)	2003	486,331		—		605,784	(32)	—		2,810,900	(35)
Former President and Director	2002	370,192		783,450	(9)	1,098,000	(33)	148,000	(34)	922,212	(36)
	2001	—		—		—		—		—

(1)	Represents compensation awarded pursuant to the employment agreement between Mr. Toan and the Company (see “Executive Compensation — Employment Agreements” beginning on page 19) and the Company’s annual bonus plan.
(2)	Consists of 20,000 shares of restricted stock awarded on May 21, 2003, and valued at $64.36 per share, the closing price on May 21, 2003. One-half of the 20,000 shares are scheduled to vest on May 21, 2008, with the other one-half scheduled to vest on May 21, 2013; provided, that the lapse of restrictions may be accelerated based on the achievement by the Company of certain financial performance targets for 2003, 2004 and 2005, with one-third of the total grant tied to the targets for each year. The vesting of the restricted shares held by Mr. Toan may be accelerated upon the occurrence of certain events, as described in detail in “Employment Agreements — Employment Agreement with Mr. Toan” beginning on page 19. As of December 31, 2003, Mr. Toan held an aggregate amount of 120,000 shares of restricted stock with a value of $7,971,600, based on a per share value of $66.43, the closing price on December 31, 2003. Dividends are paid on restricted stock awards at the same rate as paid to all shareholders.
(3)	Consists of stock options awarded on December 18, 2002.
(4)	Consists of stock options awarded on November 12, 2001.
(5)	Consists of basic company credit contribution of $123,210 by the Company under the EDCP and $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(6)	Consists of basic company credit contribution of $130,800 by the Company under the EDCP and $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(7)	Consists of basic company credit contribution of $111,969 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.
(8)	Mr. Bascomb retired as an officer and director of the Company, and Ms. Logsdon retired as an officer of the Company, both effective as of December 31, 2003. Ms. Hill ceased to be an officer and director of the Company in October 2003.
(9)	Represents compensation awarded pursuant to the employment agreement between Named Officer and the Company (see “Executive Compensation — Employment Agreements” beginning on page 19) and the Company’s annual bonus plan.

(10)	Consists of 7,000 shares of restricted stock awarded on May 21, 2003, and valued at $64.36 per share, the closing price on May 21, 2003. One-half of the 7,000 shares were scheduled to vest on May 21, 2008, with the other one-half scheduled to vest on May 21, 2013; provided, that the lapse of restrictions may be accelerated based on the achievement by the Company of certain financial performance targets for 2003, 2004 and 2005, with one-third of the total grant tied to the targets for each year. However, all 7,000 of these shares were forfeited upon Mr. Bascomb’s retirement. As of December 31, 2003, Mr. Bascomb held no shares of restricted stock.
(11)	Consists of 15,000 shares of restricted stock awarded on May 23, 2001 and valued at $46.475 per share, the closing price on May 23, 2001. All of these restricted shares vested as scheduled on December 31, 2003 pursuant to the provisions of the Named Officer’s employment agreement with the Company.
(12)	Consists of 28,800 stock options awarded on May 23, 2001 and 16,000 stock options awarded on November 12, 2001.
(13)	Consists of $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(14)	Consists of basic company credit contribution of $43,260 by the Company under the EDCP and $8,000 matching contribution in connection with the Company’s 401(k) Plan.

(15)	Consists of basic company credit contribution of $43,914 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.
(16)	Consists of 8,000 shares of restricted stock awarded on May 21, 2003, and valued at $64.36 per share, the closing price on May 21, 2003. One-half of the 8,000 shares are scheduled to vest on May 21, 2008, with the other one-half scheduled to vest on May 21, 2013; provided, that the lapse of restrictions may be accelerated based on the achievement by the Company of certain financial performance targets for 2003, 2004 and 2005, with one-third of the total grant tied to the targets for each year. As of December 31, 2003, Mr. Lowenberg held an aggregate amount of 8,000 shares of restricted stock with a value of $531,440, based on a per share value of $66.43, the closing price on December 31, 2003. Dividends are paid on restricted stock awards at the same rate as paid to all shareholders.
(17)	Consists of 18,000 shares of restricted stock awarded on May 23, 2001 and valued at $46.475 per share, the closing price on May 23, 2001. All of these restricted shares vested as scheduled on December 31, 2003 pursuant to the provisions of Mr. Lowenberg’s employment agreement with the Company.
(18)	Consists of 31,500 stock options awarded on May 23, 2001 and 20,000 stock options awarded on November 12, 2001.
(19)	Consists of basic company credit contribution of $52,278 by the Company under the EDCP and $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(20)	Consists of basic company credit contribution of $52,080 by the Company under the EDCP and $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(21)	Consists of basic company credit contribution of $47,767 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.
(22)	Consists of 7,000 shares of restricted stock awarded on May 21, 2003, and valued at $64.36 per share, the closing price on May 21, 2003. One-half of the 7,000 shares are scheduled to vest on May 21, 2008, with the other one-half scheduled to vest on May 21, 2013; provided, that the lapse of restrictions may be accelerated based on the achievement by the Company of certain financial performance targets for 2003, 2004 and 2005, with one-third of the total grant tied to the targets for each year. As of December 31, 2003, Mr. Paz held an aggregate amount of 7,000 shares of restricted stock with a value of $465,010, based on a per share value of $66.43, the closing price on December 31, 2003. Dividends are paid on restricted stock awards at the same rate as paid to all shareholders.
(23)	Consists of 28,500 stock options awarded on May 23, 2001 and 16,000 stock options awarded on November 12, 2001.
(24)	Consists of (i) a special deferred bonus in the amount of $150,000 credited to Mr. Paz’s account in the EDCP which generally vests on December 31, 2005, subject to the provisions of Mr. Paz’s employment agreement with the Company, (ii) a basic company credit contribution of $45,019 by the Company under the EDCP and $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(25)	Consists of (i) a special deferred bonus in the amount of $150,000 credited to Mr. Paz’s account in the EDCP which generally vests on December 31, 2004, subject to the provisions of Mr. Paz’s employment agreement with the Company, (ii) a basic company credit contribution of $43,332 by the Company under the EDCP, and (iii) $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(26)	Consists of basic company credit contribution of $42,787 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.
(27)	Consists of 7,000 shares of restricted stock awarded on May 21, 2003, and valued at $64.36 per share, the closing price on May 21, 2003. One-half of the 7,000 shares were scheduled to vest on May 21, 2008, with the other one-half scheduled to vest on May 21, 2013; provided, that the lapse of restrictions may be accelerated based on the achievement by the Company of certain financial performance targets for 2003, 2004 and 2005, with one-third of the total grant tied to the targets for each year. However, all 7,000 of these shares were forfeited upon Ms. Logsdon’s retirement. As of December 31, 2003, Ms. Logsdon held no shares of restricted stock.
(28)	Consists of 11,100 shares of restricted stock awarded on May 23, 2001 and valued at $46.475 per share, the closing price on May 23, 2001. All of these restricted shares vested as scheduled on December 31, 2003 pursuant to the provisions of the Ms. Logsdon’s employment agreement with the Company.
(29)	Consists of 22,200 stock options awarded on May 23, 2001 and 15,000 stock options awarded on November 12, 2001.
(30)	Consists of basic company credit contribution of $38,184 by the Company under the EDCP and $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(31)	Consists of basic company credit contribution of $37,038 by the Company under the EDCP and $5,294 matching contribution in connection with the Company’s 401(k) Plan.
(32)	Consists of 14,000 shares of restricted stock awarded on May 21, 2003, and valued at $64.36 per share, the closing price on May 21, 2003. One-half of the 14,000 shares were scheduled to vest on May 21, 2008, with the other one-half scheduled to vest on May 21, 2013; provided, that the lapse of restrictions may be accelerated based on the achievement by the Company of certain financial performance targets for 2003, 2004 and 2005, with one-third of the total grant tied to the targets for each year. However, all 14,000 of these shares were forfeited upon the termination of Ms. Hill’s employment with the Company. As of December 31, 2003, Ms. Hill held no shares of restricted stock.
(33)	Consists of 20,000 shares of restricted stock awarded on April 15, 2002, and valued at $54.90 per share, the closing price on April 15, 2002, all of which were scheduled to vest on April 14, 2005 subject to the provisions of Ms. Hill’s employment agreement with the Company. Pursuant to the terms of Ms. Hill’s employment agreement, the vesting on 9,744 shares was accelerated upon her termination, and the remaining 10,256 shares were forfeited. The value of the 9,744 vested shares was $605,784 based on a per share price of $62.17, the closing price on October 2, 2003, the date of Ms. Hill’s termination of employment.
(34)	Consists of 120,000 stock options awarded on April 15, 2002 and 28,000 stock options awarded on December 18, 2002.
(35)	Consists of (i) a $1,104,041 severance benefit under Ms. Hill’s employment agreement payable over 18 months, $142,197 of which was paid in 2003, (ii) a payment in the amount of $1,634,000 in exchange for an extension of the noncompete provisions under Ms. Hill’s employment agreement, and (iii) a payment in the amount of $12,859 made in lieu of Ms. Hill’s right to receive continued medical coverage under her employment agreement.
(36)	Consists of (i) a deferred bonus in the amount of $900,000 credited to Ms. Hill’s account in the EDCP which would have vested on April 14, 2005, subject to the provisions of Ms. Hill’s employment agreement with the Company, and (ii) a basic company credit contribution of $22,212 by the Company under the EDCP. Pursuant to Ms. Hill’s employment agreement, $540,941.98 of the initial contribution described in (i) above vested upon the termination of her employment, while the remaining $359,058.02 was forfeited.

     See “Report of the Compensation and Development Committee on Executive Compensation — Components of Executive Compensation — Deferred Compensation Plan” on page 14 for a description of the vesting provisions of that plan.

Stock Options

      The table set forth below provides certain information with respect to the 2003 fiscal year-end value of options to purchase the Company’s Common Stock granted to the Named Officers and options exercised during such period.

AGGREGATED OPTION EXERCISES IN FISCAL 2003

AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at	In-the-Money Options
	Shares		Fiscal Year End(#)	at Fiscal Year End ($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)(1)	Unexercisable	Unexercisable(2)

Barrett A. Toan	196,000	9,606,808	492,267/168,533	$32,701,297/$11,195,647
Stuart L. Bascomb	121,280	5,142,012	61,454/0(3)	$4,082,389/$0
David A. Lowenberg	79,760	3,150,880	71,338/23,832	$4,738,983/$1,583,160
George Paz	46,000	2,232,273	121,234/19,866	$8,053,574/$1,319,698
Linda Logsdon	145,680	6,831,448	32,753/0(4)	$2,175,782/$0
Barbara B. Hill	40,000	404,000	0/0(5)	$0/$0(5)

(1)	Based on the difference between the sale price and the exercise price.

(2)	Based on $66.43, the closing price of the Common Stock as reported on Nasdaq on December 31, 2003. On March 31, 2004, the closing price of the Common Stock was $74.55.

(3)	12,267 unvested options were forfeited effective upon Mr. Bascomb’s retirement.

(4)	11,867 unvested options were forfeited effective upon Ms. Logsdon’s retirement.

(5)	80,000 unvested options were forfeited effective upon termination of employment on October 2, 2003.

     The Company did not grant any stock options to the Named Officers in 2003. The Company did not grant any stock appreciation rights in 2003.

Employment Agreements

Employment Agreement with Mr. Toan

      Effective as of April 1, 1999, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Toan for an initial term extending through March 31, 2002, with optional one-year renewal periods thereafter, pursuant to which Mr. Toan serves as the Company’s Chief Executive Officer and a member of the Board of Directors. In November 2000, the Company entered into an amendment (the “2000 Amendment”) to Mr. Toan’s Employment Agreement, which extended the term of the Employment Agreement from March 31, 2002 until March 31, 2005, with a provision permitting Mr. Toan to resign the office of CEO after March 31, 2004, but permitting him to continue as Chairman of the Board until March 31, 2005.

      The Employment Agreement provides for an initial annual base salary of $650,000, subject to increase in the discretion of the Board of Directors and which may not be reduced after any increase. Mr. Toan’s base salary was $750,000 for 2003. Pursuant to the Employment Agreement, Mr. Toan is also eligible to participate in the Company’s Annual Bonus Plan for senior executives and will be eligible for target bonuses thereunder of a minimum of 100% of his annual base salary, payment of which will depend upon the Company meeting certain targeted financial objectives determined each year by the Board of Directors in its discretion.

      Pursuant to the 2000 Amendment, Mr. Toan received a special $3,500,000 Company contribution to his account in the EDCP, vesting on March 31, 2005. This contribution is subject to forfeiture in the event Mr. Toan’s employment terminates prior to March 31, 2005 for any reason other than (i) termination by the Company without “Cause,” (ii) termination on account of death, “Disability” or “Retirement” or (iii) termination for “Good Reason” by Mr. Toan (as each such capitalized term is defined in the Employment Agreement).

      Pursuant to the Employment Agreement, on May 26, 1999, Mr. Toan received a one-time grant of nonqualified options to purchase 140,000 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant, with such options vesting in five equal annual installments on each of the first five anniversaries of the date of grant. Pursuant to the 2000 Amendment, on November 7, 2000, Mr. Toan received an additional grant of nonqualified stock options to purchase 180,000 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant, with the underlying stock relating to such options vesting in three equal increments on March 31 of 2003, 2004 and 2005, respectively. In addition, pursuant to the 2000 Amendment, Mr. Toan received a grant of 100,000 shares of restricted stock, vesting on March 31, 2005. Subject to the Board’s sole discretion, Mr. Toan will continue to be eligible to receive annual option grants under the Company’s employee stock option plans, as determined by the Compensation Committee.

      Prior to the 2000 Amendment, the Employment Agreement provided that Mr. Toan’s stock options granted under the employee stock option plans (including stock options expressly granted under the Employment Agreement and those granted prior to the date of the Employment Agreement), and all of Mr. Toan’s restricted shares acquired upon exercise of such options, will become fully vested upon (i) a “Change of Control,” (ii) termination of Mr. Toan’s employment by the Company without “Cause,” (iii) termination by Mr. Toan for “Good Reason” and (iv) Mr. Toan’s death or “Disability” (as each such capitalized terms are defined in the Employment Agreement). In addition to the foregoing, the 2000 Amendment provides that any restricted stock granted pursuant to the Employment Agreement (plus any restricted stock granted prior to or after the 2000 Amendment) will become fully vested upon the occurrence of any of the aforementioned events. The 2000 Amendment also provides that all of Mr. Toan’s stock options and restricted stock (including grants made pursuant to the express terms of the Employment Agreement, as described in the preceding paragraph, and all grants prior to or after the 2000 Amendment) will become fully vested if Mr. Toan is still employed by the Company (including any service solely as Chairman of the Board) on March 31, 2005.

      Pursuant to the 2000 Amendment, Mr. Toan’s post-employment exercise rights pertaining to his stock options were modified in certain respects. Prior to the 2000 Amendment, the Employment Agreement provided that, upon the occurrence of any of the events described in (i) through (iv) in the preceding paragraph, Mr. Toan’s options will remain exercisable for 18 months after such event (or until the expiration date of the option, if the remaining term of the option is less than 18 months). In contrast, pursuant to the 2000 Amendment, upon the occurrence of any of the events described in (i) through (iv) (or if Mr. Toan’s employment terminates for any reason other than for Cause on or after March 31, 2005), Mr. Toan’s options will remain exercisable until the expiration date of the option, and all restricted shares will fully vest. Otherwise, Mr. Toan may only exercise his vested options within 30 days after termination of his employment if termination is by the Company for Cause or by Mr. Toan without Good Reason.

      The Employment Agreement also provides Mr. Toan the right to tender to the Company, within 12 months after his termination without Cause, for Good Reason or upon death or Disability, shares of Common Stock equal to the greater of (a) the number of shares subject to options granted to him during the calendar year preceding such termination or (b) 140,000 shares (with (a) and (b) adjusted for any stock splits occurring after the date of grant and the date of the Employment Agreement, respectively). In such event, the Company must repurchase such shares for the “Fair Market Value” (as defined in the Employment Agreement) of such shares as of the date of tender. Under the Employment Agreement, however, Mr. Toan’s right to tender such shares will not become effective until and unless the Financial Accounting Standards Board formally adopts new accounting rules such that such right would not require the Company to use “variable plan accounting” or similar “mark-to-market” accounting, which could result in additional expense to the Company, to reflect such right.

      If the Company terminates Mr. Toan’s employment without Cause or Mr. Toan terminates his employment for Good Reason, the Employment Agreement requires the Company to pay Mr. Toan the following amounts: (i) three times his annual base salary then in effect; (ii) three times the greater of (A) his annual bonus for the preceding calendar year or (B) his target bonus for the year of termination; (iii) all amounts accrued but unpaid as of the date of termination; and (iv) three times the amount or amounts the Company credited to Mr. Toan’s account under the EDCP for the calendar year preceding termination (excluding past service credits for years prior to 1999). The Company must also continue Mr. Toan’s employee life and health benefits (except long-term disability insurance coverage) until the earlier of (x) three years following his termination, (y) the date he becomes covered under another employer’s plans or (z) the last day of the month in which he reaches age 65. Among other events, the failure of the Company’s stockholders to elect Mr. Toan to the Board of Directors and his failure to be reelected as Chairman of the Board each constitutes Good Reason under the Employment Agreement.

      The Agreement generally provides for pro rata payment of benefits in the event of termination due to death or Disability, provided that in the case of Disability, the annual base salary will continue until expiration of the term. The Company has also agreed to pay certain legal expenses of Mr. Toan in negotiating and enforcing the Agreement.

      In the event of any Change of Control that results in Mr. Toan’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code (or any similar tax under any federal, state, local or other law), the Company will make a “gross-up” payment which, in general, will effectively reimburse Mr. Toan in full for any such excise taxes.

      Mr. Toan is also subject to certain post-employment non-solicitation, non-competition and non-disclosure restrictions.

Employment Agreements with Other Executive Officers

      In an effort to facilitate the retention of key management, the Company has also entered into long-term employment agreements with several key executives, including each of the Named Officers other than Mr. Toan. The terms of the agreements are as follows:

•	Agreement with Mr. Paz. In March 2001, the Company entered into an employment agreement with Mr. Paz. The initial term of the agreement ran through December 31, 2003, and it was renewed pursuant to its terms through December 31, 2004. The terms of the 2001 agreement are described in detail in the Company’s previous proxy statements. On April 15, 2004, the Company entered into a new employment agreement with Mr. Paz in connection with his promotion to the office of President. The new agreement was effective as of January 1, 2004 with an initial term through December 31, 2006. The new agreement provides for (i) an initial base salary of $550,000 which may not be reduced after any increase; (ii) a guaranteed minimum annual bonus target under the Company’s bonus plan of 82% of Mr. Paz’s annual base salary, with a bonus opportunity for each calendar year during the employment period of up to 200% of the executive’s guaranteed minimum annual bonus in the event the Company achieves certain “stretch” financial and work plan goals; (iii) a grant under the 2000 LTIP of an option to purchase 18,002 shares of the Common Stock, vesting in three equal increments on December 31, 2004, 2005 and 2006; and (vi) an award of 19,355 shares of restricted stock under the 2000 LTIP, vesting no later than December 31, 2006. Mr. Paz is also still due to receive the final deferred bonus award of $150,000 to his account in the EDCP under the terms of an amendment to his 2001 employment agreement, which award would vest in full on December 31, 2006.

If Mr. Paz’s employment is terminated prior to expiration of the employment period, he is not entitled to receive any further payments or benefits that have not already been paid or provided (including any unvested portion of the option grant or restricted stock award) except as follows:

—	Mr. Paz will be entitled to all previously earned and accrued, but unpaid, annual base salary.

—	If Mr. Paz’s employment is terminated by the Company other than for Cause or Disability, or by Mr. Paz for Good Reason (as those terms are defined in the agreement), Mr. Paz is entitled to receive: (i) a pro rata portion of the restricted stock award (based on the number of days worked during the employment period); (ii) a severance benefit equal to 18 months of his base salary plus a specified portion of his bonus potential for the year based on the average percentage of the potential earned for the three prior years; and (iii) reimbursement for the cost of continuing medical insurance for 18 months after termination of employment.

—	If Mr. Paz’s employment terminates on account of death, disability or retirement (i.e., voluntary retirement on or after age 59 1/2 but not within 90 days after a change in control (as defined in the employment agreement) of the Company) prior to the end of his employment period under the agreement, Mr. Paz generally is entitled to receive a certain percentage of the restricted stock award calculated pursuant to the terms of the agreement.

If Mr. Paz’s employment is terminated prior to expiration of the employment period (including any renewal period in effect) for any reason, then he is prohibited from competing against the Company for 18 months after such termination. If termination of employment occurs solely as a result of expiration of the employment agreement, Mr. Paz is prohibited from competing for one year after such termination. Mr. Paz is also subject to certain non-solicitation and non-disclosure limitations. Entitlement to the severance benefit described above (including any prorated portion) is contingent upon compliance with these restrictive covenants.

In the event that any amount or benefit paid or distributed to Mr. Paz pursuant to the employment agreement, taken together with any amounts or benefits otherwise paid or distributed to the executive by the Company pursuant to any other arrangement or plan (collectively, the “Covered Payments”), would result in the executive’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code (or any similar state or local tax) (collectively, the “Excise Tax”), the Company will make a “gross-up” payment to the executive to fully offset the Excise Tax provided the aggregate present value of the Covered Payments is equal to or exceeds 125% of the maximum total payment which could be made to the executive without triggering the Excise Tax. If the aggregate present value of the Covered Payments, however, exceeds such maximum amount, but is less than 125% of such maximum amount, then the Company may, in its discretion, reduce the Covered Payments so that no portion of the Covered Payments is subject to the Excise Tax, and no gross-up payment will be made.

•	Agreement with Mr. Lowenberg. In March 2001, the Company entered into an employment agreement with Mr. Lowenberg. The initial term of the agreement ran through December 31, 2003, and was automatically renewed through December 31, 2004. The agreement will be automatically extended for an additional one-year renewal period unless either party gives notice of non-renewal prior to May 1, 2004.

Mr. Lowenberg’s agreement provides for (i) an initial base salary of $400,000 which may not be reduced after any increase; (ii) a guaranteed minimum annual bonus target under the Company’s bonus plan of 65% of Mr. Lowenberg’s annual base salary, with a bonus opportunity for each calendar year during the employment period of up to 200% of his guaranteed minimum annual bonus in the event the Company achieves certain “stretch” financial and work plan goals; (iii) the crediting of a deferred bonus in the amount of $400,000 to Mr. Lowenberg’s account in the EDCP, subject to the terms and conditions of the EDCP, which bonus vested at the end of the his initial employment period on December 31, 2003; (iv) a grant under the 2000 LTIP of an option to purchase 31,500 shares of the Common Stock which vested in three equal increments on December 31, 2001, 2002 and 2003; and (v) an award of 18,000 shares of restricted stock under the 2000 LTIP which vested in full on December 31, 2003.

If Mr. Lowenberg’s employment is terminated prior to expiration of the employment period, Mr. Lowenberg is not entitled to receive any further payments or benefits which have not already been paid or provided (including any unvested portion of the option grant, deferred bonus, or restricted stock award) except as follows:

—	Mr. Lowenberg will be entitled to all previously earned and accrued, but unpaid, annual base salary.

—	If Mr. Lowenberg’s employment is terminated by the Company other than for Cause or Disability, or by Mr. Lowenberg for Good Reason (as those terms are defined in the agreement), Mr. Lowenberg is entitled to receive a severance benefit equal to 18 months of his base salary plus a specified portion of his bonus potential for the year based on the average percentage of the potential earned for the three prior years, and reimbursement for the cost of continuing medical insurance for 18 months after termination of employment.

—	Mr. Lowenberg’s employment agreement also provides for accelerated vesting and other special provisions related to the option grant, restricted stock grant and deferred bonus, all of which were vested in full as of December 31, 2003.

If Mr. Lowenberg’s employment is terminated prior to expiration of the employment period (including any renewal period in effect) for any reason, then he is prohibited from competing against the Company for 18 months after such termination. If termination of employment occurs solely as a result of expiration of the employment agreement, Mr. Lowenberg is prohibited from competing for one year after such termination. Mr. Lowenberg is also subject to certain non-solicitation and non-disclosure limitations. Entitlement to the severance benefit described above (including any prorated portion) is contingent upon compliance with these restrictive covenants.

In the event that any amount or benefit paid or distributed to Mr. Lowenberg pursuant to the employment agreement, taken together with any amounts or benefits otherwise paid or distributed to him by the Company pursuant to any other arrangement or plan (collectively, the “Covered Payments”), would result in Mr. Lowenberg’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code (or any similar state or local tax) (collectively, the “Excise Tax”), the Company will make a “gross-up” payment to Mr. Lowenberg to fully offset the Excise Tax provided the aggregate present value of the Covered Payments exceeds by 125% or more the maximum total payment which could be made to the executive without triggering the Excise Tax. If the aggregate present value of the Covered Payments, however, exceeds such maximum amount, but does not exceed by 125% or more such maximum amount, then the Company may, in its discretion, reduce the Covered Payments so that no portion of the Covered Payments is subject to the Excise Tax, and no gross-up payment would be made.

•	Agreements with Former Executives.

The Company also entered into employment agreements with Mr. Bascomb and Ms. Logsdon in March 2001, and with Ms. Hill in April 2002. The terms of each of these employment agreements were the same as Mr. Lowenberg’s agreement described above, except as set forth below:

—	The initial employment period under both Mr. Bascomb’s and Ms. Logsdon’s agreements ran through December 31, 2003, at which time they both expired pursuant to their terms, and Mr. Bascomb and Ms. Logsdon retired from the Company. The initial employment period under Ms. Hill’s agreement ran through April 14, 2005, but her agreement was terminated in October 2003 upon the mutual agreement of the parties.

—	The compensation terms under these agreements were as follows:

	Initial	Minimum Annual Bonus		Initial
	Annual Base	Target (percentage of	Initial	Restricted	Deferred
Executive	Salary	annual base salary)	Option Grant	Stock Award	Bonus Award

Stuart L. Bascomb	$345,000	60%	28,800	15,000	$663,750
Linda L. Logsdon	$310,000	58%	22,000	11,100	$495,000
Barbara B. Hill	$550,000	82%	120,000	20,000	$900,000

—	The stock option, restricted stock and deferred bonus awards under both Mr. Bascomb’s and Ms. Logsdon’s agreements vested in full upon the expiration of the agreements. Pursuant to the terms of her agreement, Ms. Hill received a pro rata portion of the restricted stock and deferred bonus awards, determined based on the number days worked during the employment period. Upon the termination of her employment agreement, Ms. Hill became eligible to receive a severance benefit equal to 18 months of her base salary plus a specified portion of her bonus potential for the year, as well as reimbursement for the cost of continuing medical insurance for 18 months, subject to her compliance with her agreements regarding nonsolicitation and noncompetition. One-third of Ms. Hill’s initial option grant vested as of April 14, 2003, while the remaining two-thirds were forfeited.

—	Pursuant to an amendment to his employment agreement, Mr. Bascomb also participated in the Company’s 2003 annual bonus plan.

—	Pursuant to an agreement with the Company in October 2003, Ms. Hill received a payment in the amount of $1,634,000 in exchange for the extension of the noncompete period under her agreement to 24 months.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”) and Nasdaq, and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, the Company believes that all of its directors, executive officers and greater than ten percent beneficial owners complied with all such filing requirements during 2003; provided, however that Messrs. Benanav, LaHowchic, Mac Mahon, Parker and Sternberg did not timely report their receipt of their annual grant of 6,000 options each. Ms. Hill did not timely report the forfeiture of 24,256 shares of restricted stock following termination of her employment, and Mr. Lowenberg did not timely report the receipt of 6.02 phantom stock units under the EDCP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with New York Life

Stock Ownership

      New York Life is currently the beneficial owner of 12,000,230 shares (or approximately 15.03%) of the outstanding Common Stock.

      In August 2001, New York Life and its subsidiary NYLIFE, LLC (“NYLife”) entered into a ten-year forward sale contract with an affiliate of Credit Suisse First Boston Corporation (“CSFB”) with respect to 4,500,000 of its shares of the Common Stock, and, in April 2003, New York Life entered into a five-year forward sale contract with CSFB and one of CSFB’s affiliates with respect to 5,500,000 of its shares of the Common Stock (together, the “Forward Sale Contracts”). New York Life has reported that, absent the occurrence of certain accelerating events, it retains the right to vote the shares under the Forward Sale Contracts (the “Forward Sale Shares”) during the term of each Forward Sale Contract.

Stockholder and Registration Rights Agreement

      New York Life and the Company are parties to a Stockholder and Registration Rights Agreement dated as of October 6, 2000, amended August 17, 2001 and further amended April 25, 2003 (the “Rights Agreement”). The Rights Agreement was originally entered into in connection with the November 2000 secondary offering of a portion of the shares of Common Stock then held by New York Life (the “November 2000 Offering”). The principal terms of this agreement are described below.

      Rights Regarding the Board of Directors. New York Life has the right to designate for nomination one director to the Company’s Board of Directors as long as the aggregate number of shares of the Common Stock held by New York Life and its non-investment subsidiaries is either (i) equal to or greater than 3,000,000 shares (excluding the Forward Sale Shares), or (ii) equal to or greater than both (a) 2,000,000 shares (excluding the Forward Sale Shares), and (b) a number of shares (including the Forward Sale Shares) representing at least 14.9% of the Company’s outstanding Common Stock as of either April 25, 2003 or the date of determination (whichever is less). New York Life originally had the right to designate two directors for nomination to the Company’s Board of Directors. However, as a result of a series of transactions involving Common Stock held by New York Life and its affiliates completed during 2003, which transactions temporarily reduced New York Life’s holdings to below the minimum threshold for two director nominations, New York Life’s nomination right was reduced to one. Under the terms of the Rights Agreement, New York Life’s nomination right cannot be increased.

      The Company is required to use the same efforts to cause the election of New York Life’s designee to the Board of Directors as it uses with its other nominees for director. If a vacancy occurs with respect to the director which New York Life had the right to designate, and New York Life has the right at such time to designate a director for nomination, New York Life is entitled to designate a director to fill the vacancy. If the Company nominates for election the person designated by New York Life, New York Life and its non-investment subsidiaries that hold shares are required to vote their shares of voting stock in favor of all directors nominated for such election.

      Registration Rights. So long as New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold more than 3,000,000 shares of the Common Stock, New York Life may request that the Company effect up to three registrations of all or part of such shares under the Securities Act of 1933. One of these registrations may be requested to be effected as a shelf registration pursuant to Rule 415 under the Securities Act, and two of these registrations may be requested to be effected as firm commitment underwritten offerings under the Securities Act of 1933. The Company is not obligated to file a registration statement at the request of New York Life: (1) within a period of 90 days after the effective date of any other registration statement of the Company (other than a registration statement on Form S-8 or its equivalent); or (2) while a registration statement relating to a shelf registration filed at the request of New York Life is effective under the Securities Act. In addition, so long as New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold in excess of 3,000,000 shares of Common Stock, if the Company proposes to register shares of Common Stock for the Company’s account under the Securities Act (other than a registration on Form S-8 or its equivalent), New York Life shall have piggy-back rights with respect to such registration. The underwriters of any such offering have the right to limit the number of shares included by New York Life in any such registration if the managing underwriter indicates that, in its opinion, the number of shares to be included by New York Life would adversely affect the offering. The Company will bear the expenses of any registration described in this paragraph.

      Voting of Common Stock. New York Life and its subsidiaries have agreed to vote any shares of Common Stock held by them in favor of the slate of nominees for the Company’s Board of Directors recommended by the Company. However, this voting requirement does not apply to any of the Forward Sale Shares held by third parties pursuant to the Forward Sale Contract and which New York Life would have to recall in order to vote, provided that (i) New York Life gives proper notice to the Company indicating that such shares are being held by third parties, and (ii) the Company does not require New York Life to nonetheless recall such shares. The Company does not presently intend to call for the recall of such shares to be voted at the meeting.

      Term. The Stockholder and Registration Rights Agreement will terminate on the earlier of: (1) November 7, 2008 or (2) at such time as New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold less than 3,000,000 shares of Common Stock.

Other Relationships and Transactions

      Pursuant to agreements with New York Life, the Company provides pharmacy benefit management services to employees and retirees of New York Life and certain New York Life health insurance policyholders. During 2003, the total revenues that the Company derived from all services provided to New York Life were approximately $25,000,000, or 0.2% of the Company’s total revenues for 2003.

      New York Life Benefit Services, Inc., a subsidiary of New York Life, administers the Company’s 401(k) and deferred compensation plans. The Company paid New York Life Benefit Services approximately $37,000 for such services during 2003.

II. PROPOSAL TO APPROVE AND RATIFY AN AMENDMENT TO

THE EXPRESS SCRIPTS, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

      The Board of Directors has unanimously adopted, and proposes that the stockholders approve and ratify, an amendment to Article 4 of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) which, if adopted, would increase the number of authorized shares of Common Stock from 181,000,000 to 275,000,000 shares.

      At March 1, 2004 there were 79,846,512 authorized shares of the Company’s Common Stock outstanding. Of the 101,153,488 unissued shares, approximately 8,800,000 were reserved for issuance under the Company’s stock option, employee stock purchase and deferred compensation plans, leaving a balance of approximately 92,300,000 authorized, unissued and unreserved shares of Common Stock. If the Board were to authorize a 2-for-1 stock split, the Company would be required to utilize nearly all of its authorized shares.

      The Board believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future business needs. The shares of Common Stock will be available for issuance by the Directors for various corporate purposes, including but not limited to, stock splits, stock dividends, grants under employee stock plans, financings, corporate mergers and acquisitions and other general corporate transactions. The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock resulting from the proposed increase in authorized shares. However, the Board may consider the issuance of additional shares in a stock split or a stock dividend in the near future, dependent upon then-existing market conditions and other factors. Having this additional authorized Common Stock available for future use will allow the Company to issue additional shares of Common Stock without the expense and delay of arranging a special meeting of stockholders. The additional authorized shares would be available for issuance at the discretion of the Board and without further stockholder approval, except as may be required by law or the rules of The Nasdaq Stock Market.

      The issuance of additional shares of Common Stock could have the effect of making it more difficult for a third party to acquire control of the Company, or of discouraging a third party from attempting to acquire control of the Company. Management of the Company is not currently aware of any plans on the part of a third party to attempt to effect a change of control of the Company, and the amendment has been proposed for the reasons discussed above and not for any possible anti-takeover effects it could have.

      The proposed additional shares of Common Stock would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding.

      Article 4 of the Certificate of Incorporation also authorizes the issuance of 5,000,000 shares of preferred stock, none of which are currently outstanding. The proposed amendment will not increase or otherwise affect the Company’s authorized preferred stock.

      If the amendment to increase the number of authorized shares of Common Stock is approved, the first sentence of the first paragraph of Article 4 of the Certificate of Incorporation will be amended to read in its entirety as follows:

4. The total number of shares of stock which the Corporation has authority to issue is 280,000,000 shares, of which (i) 5,000,000 shares are preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) 275,000,000 shares are Common Stock, par value $0.01 per share.

      If the proposed amendment is approved, the Company will file an amendment to the Certificate of Incorporation as soon as practicable after the meeting.

      Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. Accordingly, abstentions and non-votes will have the effect of votes against this proposal.

The Board of Directors recommends a vote for the approval and ratification of the proposed amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 181,000,000 shares to 275,000,000 shares.

III. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The firm of PricewaterhouseCoopers LLP served as the Company’s independent accountants for the year ended December 31, 2003. The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to act in that capacity for the year ending December 31, 2004. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

      Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee of the Board of Directors continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as principal independent auditors. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PricewaterhouseCoopers LLP or appoint another auditor. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees

      The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2002 and December 31, 2003, as well as fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods:

	2003	2002

Audit fees(1)	$775,708	$503,720
Audit-related fees(2)	154,074	481,511
Tax fees(3)	427,601	670,038
All other fees(4)	1,400	20,000

Total Fees	$1,358,783	$1,675,269

(1)	Audit fees are fees paid for professional services rendered for the audit of the Company’s annual consolidated financial statements and for reviews of the Company’s interim consolidated financial statements. Audit fees also include fees for work generally only the independent auditor can be expected to provide such as services associated with documents filed with the SEC and with assistance in responding to SEC comment letters, as well as reports on internal control reviews required by regulators.

(2)	Audit-related fees are fees paid for assurance and related services performed by the Company’s independent auditors including due diligence services related to contemplated mergers and acquisitions, internal control reviews not required by regulators, and employee benefit plan audits. The 2003 fees included approximately $60,000 related to preliminary attestation services which are expected to benefit the 2004 attestation of the Company’s internal controls over financial reporting, as mandated by the Sarbanes-Oxley Act of 2002.

(3)	Tax fees are fees paid for tax compliance, tax planning and tax advice. During 2003, the Company implemented a policy regarding pre-approval of services provided by the independent auditors. In conjunction with the policy, PricewaterhouseCoopers, LLP is prohibited from performing tax services with the exception of the completion of previously approved tax projects. The tax fees paid in 2003 were for projects that began in 2002.

(4)	All other fees includes any fees earned for services rendered by PricewaterhouseCoopers LLP during 2002 and 2003 which are not included in any of the above categories. The $1,400 in other fees for 2003 consists of a licensing fee paid by the Company with respect to certain accounting research software, and the $20,000 in other fees for 2002 consists of fees paid for assistance in the preparation of a disclosure statement related to the Company’s contract with the Department of Defense.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

      The Audit Committee Charter requires the Committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent auditors. In determining whether proposed services are permissible, the Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Committee may (i) consult with management as part of the decision making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more Committee members, provided that any such approvals are presented to the full Committee at the next scheduled Audit Committee meeting.

      The Board of Directors unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending December 31, 2004.

STOCKHOLDER PROPOSALS

      In accordance with the amended Bylaws of the Company, a stockholder who, at any annual meeting of stockholders of the Company, intends to nominate a person for election as director or present a proposal must so notify the Secretary of the Company, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for and interest of such stockholder in the proposal. Generally, to be timely, such notice must be received by the Secretary not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For the Company’s annual meeting to be held in 2005, any such notice must be received by the Company at its principal executive offices between January 26, 2005 and February 25, 2005 to be considered timely for purposes of the 2005 annual meeting. Any person interested in offering such a nomination or proposal should request a copy of the relevant Bylaw provisions from the Secretary of the Company. These time periods also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in the Company’s proxy statement.

      Stockholder proposals intended to be presented at the 2005 annual meeting must be received by the Company at its principal executive office no later than December 17, 2004, in order to be eligible for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

CODE OF ETHICS

      The Company has adopted a Code of Ethics which applies to all of its directors, officers, and employees including the Company’s senior financial officers. A copy of the Code of Ethics is available in the Investor Relations section of the Company’s website, which can be accessed from our homepage at http://www.express-scripts.com by selecting “About Us” followed by “Investor Relations.” The Company will post any amendments to the Code of Ethics, or any waivers of the Code of Ethics for a director, executive officer or senior financial officer of the Company, in the same section of the Company’s website.

OTHER MATTERS

      Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

ONLINE DELIVERY OF DOCUMENTS

      If you would like to receive next year’s proxy statement, Annual Report and all other stockholder information electronically, visit the Investor Relations section of the Company’s website, which can be accessed from our homepage at http://www.express-scripts.com by selecting “About Us” followed by “Investor Relations.” By electing to receive these materials electronically, you can save the Company the cost of producing and mailing these documents.

HOUSEHOLDING OF PROXY MATERIALS

      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Express Scripts, Inc., Attention: Investor Relations, 13900 Riverport Drive, Maryland Heights, MO 63043.

SOLICITATION OF PROXIES

      The Company will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefor will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by the Company’s officers, directors and employees, without special compensation for such activities. We have also hired MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies. MacKenzie will receive a fee for such services of no more than $5,000, plus reasonable out-of-pocket expenses, which will be paid by the Company.

By Order of the Board of Directors

Thomas M. Boudreau
Senior Vice President, General Counsel and Secretary

April 16, 2004

EXHIBIT A

EXPRESS SCRIPTS, INC.

AUDIT COMMITTEE CHARTER

Adopted May 24, 2000

Last amended February 6, 2004

      The Board of Directors of Express Scripts, Inc. (the “Company”) hereby adopts this Charter to govern the composition of its Audit Committee (the “Committee”) and the scope of the Committee’s duties and responsibilities, and to set forth specific actions the Board of Directors expects the Committee to undertake to fulfill those duties and responsibilities.

A. Composition

      The Committee shall be comprised of not less than three nor more than five members of the Board of Directors (as determined from time to time by the Board), each of whom, in the business judgment of the Board, shall satisfy the independence and experience requirements set forth in the Nasdaq Marketplace Rules (or the rules of any exchange on which the Company’s Stock may be subsequently listed) and any other legal or regulatory requirements. At least one member of the Committee shall be a “financial expert” as defined by the Securities Exchange Commission (“SEC”), unless the Company does not have on its Board a Director who meets such requirements and is willing to serve on the Committee.

      Members of the Committee shall be recommended by the Company’s Corporate Governance Committee and be elected by the full Board. The Committee members will be listed in the annual report to stockholders.

B. Mission Statement

      The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company’s financial statements; (ii) oversight of the Company’s compliance with securities laws, including financial and disclosure requirements; (iii) the system of internal controls that management has established and the performance of the Company’s internal audit function; and (iv) the qualifications, independence and performance of the Company’s independent accountants. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.

C. Resources and Authority

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including full access to the Company’s employees and officers and internal or external advisors or consultants. If in the course of fulfilling its duties the Committee wishes to consult with outside legal, accounting or other advisors, the Committee may retain these advisors without seeking Board approval. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

D. Structure and Operations

      The Board shall designate one member of the Committee as its Chair. The Committee may meet in person or telephonically or act by unanimous written consent. A majority of the Committee shall constitute a quorum for the transaction of business, and a majority of those present at a meeting shall constitute the act of the Committee. The Committee Chair, in consultation with Committee members, shall determine the schedule of meetings of the Committee.

Further meetings shall occur, or matters submitted for action by unanimous written consent, when deemed necessary or desirable by the Committee, its Chair or the Chief Executive Officer. The Committee shall meet no less than quarterly in separate executive sessions with the Chief Financial Officer (and/or other management personnel), the Director of Internal Audit and the independent accountants.

      The Committee shall meet at least four (4) times annually, or more frequently as the Committee may from time to time determine to be appropriate. The content of the agenda shall be reviewed with the Chair of the Committee prior to finalization and distribution to the Committee as a whole. Where practicable, materials should be distributed to Committee members prior to each Committee meeting.

      The Committee may delegate all or a portion of its duties and responsibilities to subcommittees of the Committee.

      The Committee Chair may invite such members of management and representatives of the independent accountants and internal audit and other persons to the Committee’s meetings as he or she may deem desirable or appropriate.

E. Authorities, Duties and Responsibilities

      The authorities, duties and responsibilities of the Committee shall include the following:

        1. To have the sole authority to select, retain and terminate the Company’s independent accountants. The Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee. The Committee shall:

(a) Review and discuss with the independent accountants the scope, staffing and general extent of the audit. The Committee’s review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

(b) Pre-approve all services, both audit (including all audit engagement fees and terms), and permitted non-audit, to be performed for the Company by the independent accountants, considering whether provision of the proposed services is compatible with maintaining auditor independence. In this regard, the Committee:

(i) may consult with management in the decision making process, but may not delegate this authority to management; and

(ii) may, from time to time, delegate its authority to pre-approve such services to one or more Committee members, provided that any such approvals are presented to the full Committee at the next scheduled Audit Committee meeting.

(c) Evaluate the independent accountants’ qualifications, performance and independence, including considering whether the independent accountants’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent accountants’ independence, and present the Committee’s conclusions and recommendations with respect to the independent accountants to the full Board on at least an annual basis. As part of such evaluation, the Committee shall:

(i) Review a report or reports prepared at least annually by the independent accountants describing:

(A) the independent accountants’ internal quality control procedures,

(B) any material issues raised by (i) the most recent peer or internal quality control review of the firm or (ii) by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out by the firm and any steps taken to deal with any such issues, and

(C) all relationships between the independent accountants and the Company, consistent with Independent Standards, Board Standard 1, and providing confirmations with respect to the SEC’s auditor independence rules.

(ii) Review and evaluate the senior members of the independent accountants’ team, particularly the lead partner.

(iii) Discuss with management and internal audit their views of the independent accountants’ performance.

(iv) Confirm that the independent accountants are registered with the Public Accounting Oversight Board.

The Committee shall set clear policies with management for the hiring of current or former employees of the independent accountants who participated in any capacity in the audit of the Company, which policies shall be consistent with Section 206 of the Sarbanes-Oxley Act of 2002 and any regulations thereunder.

      2. To review and discuss with management, internal audit and the independent accountants, in separate meetings if the Committee deems it appropriate:

(a) the annual audited financial statements, related footnotes and other financial information to be included in the Company’s Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), prior to the filing of the Form 10-K and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K,

(b) the quarterly financial statements, related footnotes and other financial information to be included in the Company’s Form 10-Q, including the Company’s disclosures under MD&A, prior to the filing of the Company’s Form 10-Q,

(c) any major issues regarding significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies,

(d) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements,

(e) the effect of regulatory and accounting initiatives on the Company’s financial statements as well as off-balance sheet structures, if any, and

(f) disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K or Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

      3. To review and discuss with the independent accountants:

(a) reports from the independent accountants on:

(i) all critical accounting policies and practices to be used,

(ii) all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants, and

(iii) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences;

(b) their judgments about the quality of the Company’s accounting principles used in financial reporting and receive a written confirmation provided by the independent accountants at the end of each of the four quarters of the year that they have nothing to report to the Committee. if that is the case, or the written enumeration of required reporting issues; and

(c) their views about the quality of the Company’s financial and accounting personnel.

      4. To discuss with the independent accountants any audit problems or difficulties and management’s response thereto, including those matters required to be communicated by the independent accountants by Statement on Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit, including:

(a) any restrictions on the scope of activities or access to requested information,

(b) any significant disagreements with management,

(c) any accounting adjustments that were noted or proposed by the independent accountants but were “passed” (as immaterial or otherwise),

(d) any communications between the audit team and the independent accountants’ national office respecting auditing or accounting issues presented by the engagement, and any “management or “internal control” letter issued, or proposed to be issued by the independent accountants to the Company.

The Committee shall receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

      5. To review with the Company’s management, internal audit and independent accountants the Company’s significant accounting and financial reporting controls, any major issues as to the adequacy of the Company’s internal controls, the Company’s disclosure controls and procedures, and any special audit steps adopted in light of material control deficiencies. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

      6. To meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have.

      7. To discuss with management the Company’s policies with respect to earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentations to be made and paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information. The Committee or its Chair may review any of the Company’s earnings press releases as the Committee or the Chair deems appropriate.

      8. To discuss with management and internal audit the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      9. To review the scope of internal audit’s work plan for the year. The Committee should discuss the responsibilities, budget and staffing of internal audit with the independent accountants. The Committee should also receive regular reports of major findings by internal audit and how management is addressing the conditions reported.

      10. To review the appointment and replacement of the senior internal audit executive.

      11. To oversee compliance with the Company’s Code of Business Conduct and Ethics for Senior Financial Officers and report on such compliance to the Board.

      12. To establish procedures for:

(a) the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and

(b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

      13. To review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee requirements.

      14. Any other duties or responsibilities expressly delegated to the Committee by the Board.

F. Committee Report

      The Committee shall produce and provide to the Board the audit committee report for inclusion in the Company’s proxy statement in accordance with applicable SEC rules and regulations.

G. Annual Review

      The Committee shall evaluate its performance on an annual basis and develop a criteria for such evaluation. The Committees performance shall also be reviewed annually by the Corporate Governance Committee.

April 16, 2004

Dear Stockholder:

        The Annual Meeting of Stockholders of Express Scripts, Inc. will be held at the offices of the Company, 13900 Riverport Drive, Maryland Heights, Missouri 63043, at 9:30 a.m. on Wednesday, May 26, 2004.

        It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, vote by telephone or the Internet or execute the attached proxy form below, and return it promptly in the envelope provided.

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.
YOUR CONTROL NUMBER IS è

☑ Please Detach and Mail in the Envelope Provided ☑

X	Please mark your votes as in this example.

(1)	Election of Directors

☐ FOR ALL THE NOMINEES LISTED BELOW (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

NOMINEES:

GARY G. BENANAV FRANK J. BORELLI NICHOLAS J. LaHOWCHIC THOMAS P. Mac MAHON JOHN O. PARKER, JR.	GEORGE PAZ SAMUEL K. SKINNER SEYMOUR STERNBERG BARRETT A. TOAN HOWARD L. WALTMAN

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name below.
	For	Against	Abstain

(2)    Approval and Ratification of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 181,000,000 shares to 275,000,000 shares.

	☐	☐	☐

	For	Against	Abstain
(3) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2004.	☐	☐	☐

This Proxy will be voted “FOR” items 1, 2 and 3 if no instruction to the contrary is indicated. If any other business is properly presented at the meeting, the Proxy will be voted in accordance with the recommendation of management.

(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

EXPRESS SCRIPTS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 26, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Barrett A. Toan and George Paz, or either one of them, as attorneys-in-fact, agents and proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of the undersigned in Express Scripts, Inc. (the “Company”) at the Annual Meeting of Stockholders of the Company to be held on May 26, 2004 at 9:30 A.M., at the offices of the Company, 13900 Riverport Drive, Maryland Heights, Missouri 63043, or at any adjournment or postponement thereof, upon the matters described in the Notice of such meeting and accompanying Proxy Statement, receipt of which is acknowledged, and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given. Please sign exactly as the name(s) appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officers. If a partnership, please sign in partnership name by authorized persons.

Dated:	_________________________	_______________________________
(Signature)

_______________________________
(Signature if held jointly)